SECOND AMENDMENT dated as of May 1,2011

to the

SERVICE AGREEMENT dated as of November 28, 2007

among

VAN ECK SECURITIES CORPORATION PRJNCIPAL LIFE INSURANCE COMPANY

and

PRINCOR FINANCIAL SERVICES CORPORATION

(the"Agreement")

     The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Second Amendment (this "Second Amendment").

     Accordingly, in consideration of the mutual covenants herein contained, the parties hereby amend the Agreement as follows:

I. Amendment of tbe Agreement

Exhibit B to the Agreement is deleted in its entirety and replaced with the Exhibit B attached hereto.

2.	Miscellaneous
(a)	Restatement. Except for any amendment to the Agreement made pursuant to this Second

Amendment, all terms and conditions of the Agreement, as previously amended, will continue in full force and effect in accordance with its provisions on the date of this Second Amendment.

(b) Counterparts. This Second Amendment may be executed and delivered in counterparts (including by facsimile or electronic transmission), each of which will be deemed an original.

[The remainder ofthis page has been intentionaliy left blank.]

IN WITNESS WHEREOF. the parties have executed this Second Amendment on the respective dates specified below, with effect from the date specified first on the first page of this Second Amendment.

VAN ECK SECU RITIES CORPORATION

. ~~s.\_ itle: IJY Date: I1f1/Utl

PRINCIPAL LIFE INSURANCE COMPANY

By:

PRINCOR FINANCIAL SERVICES CORPORATION

By: Name: Title: Date:

2

EXHIBIT B

I. Variable Life Insurance Contracts

Contracts issued by the Company through its Principal Life Insurance Company Variable Life Separate Account:

Principal Executive Variable Universal Life Principal Executive Variable Universal Life II Principal Benefit Variable Universal Life Principal Benefit Variable Universal Life II Principal Flexible Variable Life PrinFlex Life

Principal Survivorship Flexible Premium Variable Universal Life Principal Variable Universal Life Accumulator Principal Variable Universal Life Accumulator II

Principal Variable Universal Life Income Principal Variable Universal Life Income II

2. Variable Annuity Contracts

Contracts issued by the Company through its Principal Life Insurance Company Separate Account B:

Principal Investment Plus Variable Annuity